Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-274544 on Form S-8 of our report dated May 29, 2024, relating to the financial statements of Arm Holdings plc appearing in this Annual Report on Form 20-F for the fiscal year ended March 31, 2024.
/s/ DELOITTE & TOUCHE LLP
San Jose, California
May 29, 2024